UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 22, 2021

 Monaker Group, Inc.

(Exact name of Registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	001-38402 (Commission File Number)	26-3509845 (IRS Employer Identification No.)

1560 Sawgrass Corporate Parkway, Suite 130, Sunrise, Florida	33323
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 888-9779

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.0001 Par Value Per Share	MKGI	The NASDAQ Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

As previously reported in the Current Report on Form 8-K filed by Monaker Group, Inc. (the “Company”, “we”, “us”, and “Monaker”) with the Securities and Exchange Commission (the “SEC”) on November 27, 2020, the Company sold Streeterville Capital, LLC (“Streeterville”), an accredited investor, a Secured Promissory Note in the original principal amount of $5,520,000 on November 23, 2020 (the “November 2020 Streeterville Note”). Streeterville paid consideration of (a) $3,500,000 in cash; and (b) issued the Company a promissory note in the amount of $1,500,000 (the “November 2020 Investor Note”), in consideration for the November 2020 Streeterville Note (which November 2020 Investor Note was funded on January 6, 2021), which included an original issue discount (“OID”) of $500,000 and reimbursement of Streeterville’s transaction expenses of $20,000.

The November 2020 Streeterville Note bears interest at a rate of 10% per annum and matures 12 months after its issuance date (i.e., on November 23, 2021). From time to time, beginning six months after issuance, Streeterville may redeem a portion of the November 2020 Streeterville Note, not to exceed an amount of $875,000 per month if the Investor Note has not been funded by Streeterville, and $1.25 million in the event the Investor Note has been funded in full (which as discussed above, it has). In the event we don’t pay the amount of any requested redemption within three trading days, an amount equal to 25% of such redemption amount is added to the outstanding balance of the November 2020 Streeterville Note.

On June 22, 2021, the Company entered into an Exchange Agreement with Streeterville (the “Streeterville Exchange Agreement”), pursuant to which Streeterville exchanged $600,000 of a June 2021 requested redemption of $1.25 million under the November 2020 Streeterville Note (which amount was partitioned into a separate promissory note) for 300,000 shares of the Company’s common stock (the “Exchange Shares”).

The description of the Exchange Amendment above is qualified in its entirety by the full text of the Exchange Amendment, a copy of which is filed herewith as Exhibit 10.1, and is incorporated herein by reference. The November 2020 Streeterville Note is described in greater detail in the November 27, 2020, Current Report on Form 8-K.

Item 2.03. Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

To the extent required by Item 2.03, the disclosures in Item 1.01 hereof are incorporated by reference in this Item 2.03 by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure of the Streeterville Exchange Agreement and the issuance of the Exchange Shares discussed in Item 1.01 above is incorporated by reference into this Item 3.02. We claim an exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”), for such exchange and such issuance of 300,000 shares to Streeterville, as the partitioned note was exchanged by us with our existing security holder in a transaction where no commission or other remuneration was paid or given directly or indirectly for soliciting such exchange.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit Number	Description

10.1*	Exchange Agreement between Streeterville Capital, LLC and Monaker Group, Inc. dated June 22, 2021

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONAKER GROUP, INC.

Date: June 25, 2021	By:	/s/ William Kerby
	Name:	William Kerby
	Title:	Chief Executive Officer